EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 7, 2003, relating to the financial statements of SmartVideo Technologies, Inc. for the year ended December 31, 2002, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
February 3, 2006